Exhibit 99.2

Unaudited pro forma combined balance sheet of IPSCO Inc. as of September 30, 2006 and the unaudited pro forma combined statements of income for the nine months ended September 30, 2006 and for the year ended December 31, 2005

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

On December 1, 2006, IPSCO Inc. (IPSCO) through its wholly owned subsidiary PI Acquisition Company completed the purchase of the shares of NS Group, Inc. (NS Group).  The total purchase price was approximately $1.5 billion, including transaction costs, and was funded through a combination of cash on hand and funds obtained through a bank financing.

The Unaudited Pro Forma Combined Statements of Income for the year ended December 31, 2005 and the nine-months ended September 30, 2006 combine the historical consolidated statements of income of IPSCO and the historical consolidated statements of income of NS Group, giving effect to the merger as if it had been competed on January 1, 2005.  The Unaudited Pro Forma Combined Balance Sheet combines the historical consolidated balance sheet of IPSCO and the historical consolidated balance sheet of NS Group, giving effect to the merger as if it had been completed on September 30, 2006.  This information should be read in conjunction with the:

•                                          Accompanying notes to the unaudited pro forma combined financial statements

•                                          Historical financial statements of IPSCO as of and for the year ended December 31, 2005 included in IPSCO’s Form 10-K for the year ended December 31, 2005

•                                          Historical financial statements of IPSCO as of and for the nine-months ended September 30, 2006 included in IPSCO’s Form 10-Q for the nine-months ended September 30, 2006

•                                          Historical financial statements of NS Group as of and for the year ended December 31, 2005 included in NS Group’s Form 10-K for the year ended December 31, 2005

•                                          Historical financial statements of NS Group as of and for the nine-months ended September 30, 2006 included in NS Group’s Form 10-Q for the nine-months ended September 30, 2006

The unaudited pro forma combined financial information was prepared using the purchase method of accounting with IPSCO treated as the acquirer.  Under this method of accounting, the purchase price is allocated to the fair values of assets acquired and liabilities assumed.  The purchase price for NS Group was preliminarily allocated to tangible and intangible assets acquired and liabilities assumed based on their estimated fair values at the acquisition date.  IPSCO is in the process of determining the fair values of identifiable intangible assets and certain tangible assets.  Such a valuation requires significant estimates and assumptions including but not limited to estimating future cash flows and developing appropriate discount rates.  The Company believes the fair values assigned to the assets acquired and liabilities assumed are based on reasonable assumptions.  The purchase price and fair value estimates for the purchase price allocation will be refined as additional information becomes available.  Accordingly, the purchase allocation pro forma adjustments are preliminary and have been made solely for the purpose of providing unaudited pro forma combined financial information and are subject to revision based on a final determination of fair value.

The unaudited pro forma combined financial statements are provided for informational purposes only.  The unaudited pro forma combined financial statements are not necessarily and should not be assumed to be an indication of the results that would have been achieved had the transaction been completed as of the dates indicated or that may be achieved in the future.  Furthermore, no effect has been given in the unaudited pro forma combined financial statements of income for synergistic benefits that may be realized through the combination of the two companies or the costs that may be incurred in integrating their operations.

Unaudited Pro Forma Combined Balance Sheet
September 30, 2006
(thousands of U.S. dollars)

	IPSCO Inc.	NS Group	Adjustments		Pro Forma

Current Assets
Cash and cash equivalents	$743,546	$76,982	$(799,400)	1.,2.	$21,128
Accounts receivable, net	376,334	74,615	—		450,949
Inventories	764,053	185,141	30,892	1.	980,086
Prepaid expenses	5,406	8,430	—		13,836
Deferred income taxes	37,999	8,332	(11,900)	1.	34,431
	1,927,338	353,500	(780,408)		1,500,430
Non-Current Assets
Capital assets	1,063,291	79,970	152,500	1.	1,295,761
Amortizable intangible assets	—	69,659	635,800	1.	705,459
Goodwill	—	4,558	596,300	1.	600,858
Other	56,710	4,453	4,400	2.	65,563
	1,120,001	158,640	1,389,000		2,667,641
Total Assets	$3,047,339	$512,140	$608,592		$4,168,071

Current Liabilities
Bank indebtedness	$—	$—	$100,000	2.	$100,000
Accounts payable	335,975	90,527	—		426,502
Taxes payable	—	6,231	—		6,231
Current portion of long-term debt	20,879	—	—		20,879
	356,854	96,758	100,000		553,612
Long-Term Liabilities
Long-term debt	292,175	—	600,000	2.	892,175
Other	44,538	11,456	1,700	1.	57,694
Deferred income taxes	189,939	3,418	307,400	1.	500,757
	526,652	14,874	909,100		1,450,626
Shareholders’ Equity
Common shares	414,499	270,697	(270,697)	1.	414,499
Contributed surplus	22,202	—	—		22,202
Retained earnings	1,744,297	129,783	(129,783)	1.	1,744,297
Accumulated other comprehensive loss	(17,165)	28	(28)	1.	(17,165)
	2,163,833	400,508	(400,508)		2,163,833
Total Liabilities and Equity	$3,047,339	$512,140	$608,592		$4,168,071

Unaudited Pro Forma Combined Statement of Income
For the Nine Months Ended September 30, 2006
(thousands of U.S. dollars)

	IPSCO Inc.	NS Group	Adjustments		Pro Forma

Sales	$2,793,321	$566,867	$—		$3,360,188

Cost of sales	1,937,726	404,945	19,700	3.	2,362,371

Gross income	855,595	161,922	(19,700)		997,817

Selling, general and administration	76,776	23,404	41,100	4.	141,280

Operating income	778,819	138,518	(60,800)		856,537

Other income (expense)
Interest on long-term debt	(17,661)	(428)	(31,700)	2.	(49,789)
Interest income, net	24,705	5,142	(24,700)	5.	5,147
Foreign exchange	1,262	—	—		1,262
Other	353	265	—		618
Income before income taxes	787,478	143,497	(117,200)		813,775

Income taxes	283,320	54,529	(45,200)	6.	292,649

Net Income	$504,158	$88,968	$(72,000)		$521,126

Earnings per share
Basic	$10.61	$3.96			$10.97

Diluted	$10.51	$3.94			$10.87

Weighted average shares outstanding (000’s)
Basic	47,497	22,468			47,497

Diluted	47,949	22,576			47,949

Unaudited Pro Forma Combined Statement of Income
For the Year Ended December 31, 2005
(thousands of U.S. dollars)

	IPSCO Inc.	NS Group	Adjustments		Pro Forma

Sales	$3,032,727	$600,895	$—		$3,633,622

Cost of sales	2,051,491	439,361	57,092	3.	2,547,944

Gross income	981,236	161,534	(57,092)		1,085,678

Selling, general and administration	83,334	22,949	55,500	4.	161,783

Operating income	897,902	138,585	(112,592)		923,895

Other income (expense)
Interest on long-term debt	(35,631)	(621)	(45,900)	2.	(82,152)
Interest income, net	16,626	2,933	(16,600)	5.	2,959
Foreign exchange	9,448	—	—		9,448
Loss on early extinguishment of debt	(16,423)	—	—		(16,423)
Gain on assets held for sale	1,863	—	—		1,863
Other	9,760	311	—		10,071
Income before income taxes	883,545	141,208	(175,092)		849,661

Income taxes	297,729	14,113	(67,500)	6.	244,342

Net Income	$585,816	$127,095	$(107,592)		$605,319

Earnings per share
Basic	$12.07	$5.70			$12.47

Diluted	$11.96	$5.62			$12.35

Weighted average shares outstanding (000’s)
Basic	48,548	22,303			48,548

Diluted	49,001	22,604			49,001

Unaudited Pro Forma Combined Financial Information
Notes
(thousands of U.S. dollars)

1.                                       Purchase price allocation

The aggregate purchase price, based on the number of shares of NS Group common stock outstanding at a purchase price of $66 per share, plus transaction costs, was approximately $1.5 billion.  The acquisition was financed through a combination of cash on hand and funds obtained through a syndicated bank credit facility.

IPSCO has completed a preliminary assessment of the fair value of assets and liabilities of NS Group and the related business integration plans.  The information below represents a preliminary allocation of the total consideration to NS Group’s tangible and intangible assets and liabilities based on IPSCO management’s preliminary estimate of their respective fair values.

(in thousands)
NS Group’s historical equity	$400,508
Adjustment to fair value inventory	30,892
Adjustment to fair value capital assets	152,500
Adjustment to fair value identifiable intangible assets	635,800
Adjustment to fair value lease obligation	(1,700)
Deferred income tax impact of purchase accounting adjustments	(319,300)
Residual goodwill created from the merger	596,300
Total consideration allocated	$1,495,000

Upon completion of the fair value assessment, the ultimate purchase price allocation may differ materially from the preliminary assessment outlined above.  Any changes to the initial estimates of the fair value of the assets and liabilities will be allocated to goodwill.

2.                                       Financing of the acquisition

The acquisition was financed through a combination of cash on hand and funds obtained through a syndicated 5-year bank credit facility as follows:

(in thousands)
Operating line	$100,000
Term loan	250,000
Bridge financing	350,000
Total external financing	$700,000

Borrowings under the facility bears interest at LIBOR plus a spread based on the Company’s credit ratings.  For purposes of these pro forma financial statements, the Company has assumed a weighted average interest rate of 6.13%.  A change of 0.125% in the assumed interest rate would change the annual interest cost included in the pro forma financial statements by $875.

As the Company has the ability and intent to convert the bridge financing, due on November 20, 2007, to a long-term facility, the bridge financing has been classified as long-term debt for purposes of these pro forma financial statements.

The Company incurred an additional $4,400 of debt issue costs in connection with the financing.

3.                                       Capital assets

For purposes of the preliminary allocation of the purchase price, the Company has estimated a fair value adjustment for NS Group’s capital assets based on a review of NS Group’s historical costs and management’s intended future use.  The fair value adjustment will be depreciated over estimated useful lives of four to thirteen years depending on the asset.

The impact of the adjustment to fair value inventory has been fully realized in the pro forma combined statement of income for the year ended December 31, 2005.

4.                                       Intangible assets

The Company has preliminarily estimated the fair value of NS Group’s identifiable intangible assets as $635,800.  The allocation of the preliminary fair values is as follows:

		Amortization
		Period
Trade name and trademarks	$5,900	3 - 5 years
Customer relationships	612,300	10 -15 years
Non-compete agreements	17,600	3 years
	$635,800

The majority of the intangible valuation relates to customer relationships having an estimated average remaining life of 10-15 years based on low historical and projected customer attrition rates among NS Group’s customer base.

5.                                       Interest income

IPSCO’s interest income has been eliminated as the acquisition resulted in no cash balances available for investment.

6.                                       Income taxes

The deferred income tax impacts as a result of purchase accounting adjustments are estimated at the statutory income tax rate for the periods presented.